Calculation of Filing Fee Tables
S-8
First Northwest Bancorp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	300,000	$ 11.58	$ 3,474,000.00	0.0001381	$ 479.76
Total Offering Amounts:						$ 3,474,000.00		$ 479.76
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 479.76
Offering Note
[1]	Represents 300,000 shares of the common stock, $0.01 par value, of First Northwest Bancorp (the "Registrant") that were additionally reserved under the Registrant's Amended and Restated 2020 Equity Incentive Plan, by approval of the Registrant's shareholders on May 19, 2026. The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") using the average of the high and low sale prices of the Registrant's common stock on July 31, 2026, as reported by the Nasdaq Stock Market. Pursuant to Rule 416(a) under the Securities Act, the registration statement on Form S-8 shall also cover any additional shares of the common stock of that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of cosideration that resultss in the numner of outstanding shares of the Registrant's common stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources